UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): May 24, 2013

RLJ ENTERTAINMENT, INC.
(Exact name of registrant as specified in its charter)

Nevada
(State or other jurisdiction of incorporation)

001-35675	45-4950432
(Commission File Number)	(IRS Employer Identification Number)

RLJ Entertainment, Inc.
8515 Georgia Avenue, Suite 650
Silver Spring, Maryland
(Address of principal executive offices)

Registrant’s telephone number, including area code: (301) 608-2115

N/A
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Effective May 24, 2013, John Avagliano resigned as the Company’s Chief Financial Officer.

Effective May 28, 2013, Drew Wilson was appointed as the Company’s Chief Financial Officer.

Mr. Wilson, age 44, was a private investor from January 2013 to May 2013.  He served in executive positions with Discovery Communications, LLC, a media company with cable and free to air networks, from 2002 to December 2012.  He was Senior Vice President, Division CFO and Corporate Controller from October 2009 to December 2012, Senior Vice President and Division CFO - Digital Distribution, Digital Media, Commerce & Education from March 2009 to December 2012, Senior Vice President and Division CFO - Commerce & Education from October 2007 to February 2009, Vice President and Controller - International Networks Division from December 2003 to October 2007 and was Vice President and Divisional Controller - Consumer Products Division from March 2002 to December 2003.  Prior to joining Discovery Communications, he was Director, Corporate Accounting and Reporting for Host Marriott Corporation (now called Host Hotels) from 1997 to 2002. Previously Mr. Wilson held management positions with Crown Books, a bookstore retailer, and Price Waterhouse LLP.

The Company and Mr. Wilson are currently negotiating the terms of an employment agreement.  Once the terms of  the agreement are determined, it will be described in a separate filing.  It is contemplated that he will have an annual base salary of $360,000 and will have an opportunity to earn a bonus based on achieving certain corporate and/or individual performance goals.  He also will be entitled to certain insurance, fringe and leave benefits general available to senior executives of the Company.

Item 9.01.	Financial Statements and Exhibits.

(d)	Exhibits.

99.1	Press Release issued by RLJ Entertainment, Inc. on May 28, 2013.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

RLJ ENTERTAINMENT, INC.

Date: May 28, 2013	By:	/s/ MIGUEL PENELLA
Name: Miguel Penella
Title: Chief Executive Officer

EXHIBIT INDEX

Exhibit No.	Document Description

99.1	Press Release issued by RLJ Entertainment, Inc. on May 28, 2013.